UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 28, 2010

TechniScan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-143236	27-1093363
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3216 South Highland Drive, Suite 200, Salt Lake City, Utah	84106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 521-0444

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

TechniScan Inc., a Delaware corporation (the “Company”) has entered into amendments (the “Note Amendments”), effective as of October 28, 2010, to extend the maturity date of all of its senior secured convertible promissory notes (the “Notes”) from October 31, 2010  to January 31, 2011.  The due date of the Notes may be further extended to April 15, 2011 at the option of the first lien holders of the Notes.  As part of the extension of the due date of the Notes, the Company issued an aggregate of 275,000 shares of its restricted common stock (“Shares”) as follows: Biotex Pharma Investments LLC (“Biotex”) 100,000 Shares; Danal International Trading Corp. (“Danal”) 20,000 Shares; Louis Schiliro (“Schiliro”) 23,000 Shares; Kenneth G. Hungerford II (“Hungerford”) 45,000 Shares; Richard J. Stanley (“Stanley”) and  Michael J. Jandernoa (“Jandernoa”) 35,000 Shares each; Marlene J. Landstra (“M. Landstra”), Jerrold R. Landstra (“J. Landstra”) and John C. Klock (“Klock”)  5,000 Shares each; and of Edward C. Mattes, Jr. (“Mattes”) and Felix M. Lopez, Jr. (“Lopez”) 1,000 Shares each. Biotex, Danal, Schiliro, Hungerford, Stanley, Jandernoa, M. Landstra, J. Landstra, Klock, Mattes and Lopez are referred to as the “Investors.”

As part of the extension of the due date of the Notes, the Investors received common stock purchase warrants (“Warrants”) to purchase 1,026,126 Shares as follows: Biotex, Warrants to purchase 373,135 Shares; Danal, Warrants to purchase 74,628 Shares; Schiliro, Warrants to purchase 85,821 Shares; Hungerford, Warrants to purchase 167,911 Shares; Stanley and Jandernoa, Warrants to purchase 130,598 Shares each; M. Landstra, J. Landstra and Klock, Warrants to purchase 18,657 Shares each;; and Mattes and Lopez, Warrants to purchase 3,732 Shares each.  The exercise price per share is $2.68, subject to customary adjustments set forth in the Warrants.  The Warrants will expire five years from the date of grant.

The Company also amended the Note and Warrant Purchase Agreement (the “Note and Warrant Purchase Amendment”) and the Registration Rights Agreement (“Registration Rights Amendment”), effective as of October 28, 2010.  The Note and Warrant Purchase Amendment extended the date that the Company was required to be registered under Section 12(g) of the Exchange Act of 1934, as amended, from October 31, 2010 to the Convertibility Date.  The Registration Rights Amendment extended the date the Company was to have an effective registration statement on file with the SEC from October 31, 2010 to the Convertibility Date.  The Convertibility Date is defined in the first lien holder note and is tied to the maturity date of the Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The offering of the Note and the Warrant was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, insofar as such securities were issued only to an “accredited investor” within the meaning of Rule 501 of Regulation D. The recipient(s) of our securities took them for investment purposes without a view to distribution.  Furthermore, they had access to information concerning our Company and our business prospects; there was no general solicitation or advertising for the purchase of our securities; and the securities are restricted pursuant to Rule 144.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Fifth Amendment to the Registration Rights Agreement dated as of October 28, 2010 by and between TechniScan, Inc. and Biotex Pharma Investments, LLC on behalf of all the stockholders party thereto.

Exhibit 10.2 Fifth Amendment to the Note and Warrant Purchase Agreement dated as of October 28, 2010 by and between TechniScan, Inc. and Biotex Pharma Investments, LLC, on behalf of all the stockholders party thereto.

Exhibit 10.3 Form of Amendment to Senior Secured Convertible Promissory Note of the Company to First Lien Holders.

Exhibit 10.4 Form of Amendment to Senior Secured Convertible Promissory Note of the Company to Non-First Lien Holders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechniScan, Inc.

November 3, 2010	By:	Steven K. Passey
Name: Steven K. Passey
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Fifth Amendment to the Registration Rights Agreement dated October 28, 2010 by and between TechniScan, Inc. and Biotex Pharma Investments, LLC on behalf of all the stockholders party thereto.

10.2	Fifth Amendment to the Note and Warrant Purchase Agreement dated October 28, 2010 by and between TechniScan, Inc. and Biotex Pharma Investments, LLC, on behalf of all the stockholders party thereto.

10.3	Form of Amendment to Senior Secured Convertible Promissory Note of the Company to First Lien Holders.

10.4	Form of Amendment to Senior Secured Convertible Promissory Note of the Company to Non-First Lien Holders.